SETTLEMENT AGREEMENT

     SETTLEMENT AGREEMENT ("AGREEMENT") dated as of January 14, 1998, between RICHARD W. SIGMAN ("SIGMAN") and IMPERIAL WORLD, INC. ("IMPERIAL WORLD"), IWI HOLDING LIMITED ("IWI"), RHINE HOLDINGS LIMITED ("RHINE HOLDINGS") and RHINE JEWELLERY LIMITED ("RHINE JEWELLERY") (collectively "the COMPANIES").

     WHEREAS, SIGMAN has been employed by IMPERIAL WORLD a wholly-owned subsidiary of IWI , since January 1, 1995, under the terms of an employment contract which is effective until December 31, 1998; and

     WHEREAS, SIGMAN has simultaneously been employed by RHINE HOLDINGS LIMITED since January 1, 1995, under the terms of an employment contract which is effective until December 31, 1998; and

     WHEREAS, SIGMAN desires to resign from his offices, including that of chief financial officer, and full-time employment with the COMPANIES;

     WHEREAS, the COMPANIES agree to accept and thereafter honor SIGMAN's resignation; and

     WHEREAS, SIGMAN and the COMPANIES desire to effectuate a final settlement and compromise of all matters that are or could be in controversy, and which directly or indirectly relate to or arise out of SIGMAN's employment relationship with the COMPANIES;

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, SIGMAN and the COMPANIES agree as follows:

1. Resignation. Immediately upon the COMPANIES' execution of this Agreement and tender of the funds required by paragraph 3.a., below, SIGMAN shall tender his resignation from office in a form acceptable to the COMPANIES and attached hereto as Exhibit A. SIGMAN's resignation from employment shall be effective at 5:00 p.m. Central Standard Time, February 27, 1998, unless terminated sooner by mutual agreement of the parties.

2. Duties. During the remainder of January and in February 1998, SIGMAN agrees to assist in the closing of the books for IWI, IMPERIAL WORLD and their subsidiaries, for the fiscal year 1997 and to provide such advice and counsel as may be reasonably requested by Bruce Anderson or such other person as he may designate.

3.   Compensation.   As  consideration  for  his  resignation  from  office  and agreement to continue in the employ of IWI and IMPERIAL WORLD, SIGMAN shall receive the following:

     a. Coincident with the execution of this Agreement, the COMPANIES shall pay to SIGMAN as salary for the period of January 10, 1998 through January 31, 1998, inclusive the sum of ELEVEN THOUSAND ONE HUNDRED TWENTY-FOUR and NO/100 DOLLARS ($11,124.00), less only applicable withholding and payroll taxes. Said payment shall be by cashier's check or certified funds. Simultaneously, SIGMAN shall receive the sum of TWENTY-FIVE THOUSAND and NO/100 DOLLARS ($25,000.00), less only applicable withholding and payroll taxes, from the funds currently deposited with the Law Firm of Paul M. Bauch pursuant to the terms of the Escrow Agreement (the "Escrow Agreement"), a copy of which is attached as Exhibit B.

     b. On January 30, 1998, the COMPANIES shall pay SIGMAN the sum of FOURTEEN THOUSAND EIGHT HUNDRED THIRTY-ONE and 08/100 DOLLARS ($14,831.08), less only applicable withholding and payroll taxes, as salary for the month of February 1998. Said payment shall be made by cashier's check or certified funds.

                                     2 of 9

     c. On February 27, 1998, SIGMAN shall receive a final payment of ONE HUNDRED THOUSAND and NO/100 ($100,000), less only applicable withholding and payroll taxes, from the funds currently deposited with the Law Firm of Paul M. Bauch pursuant to the Escrow Agreement.

     d. In addition to the above, SIGMAN shall continue to receive his automobile allowance of SIX HUNDRED and NO/100 ($600.00) per month during the months of January and February 1998.

The COMPANIES agree and acknowledge that termination of SIGMAN's employment hereunder, other than for a material breach as determined by James Pierpont and Joseph Benjamin, prior to the end of business February 27, 1998, will in no way affect SIGMAN's right to the above described compensation payments.

4. Indemnification. The COMPANIES shall indemnify SIGMAN and hold him harmless against any and all damages, expenses and attorney's fees relating to any Claim (as hereinafter defined). As used herein, "Claim" means any threatened, pending or completed action, suit, proceeding, alternative dispute resolution mechanism, inquiry, hearing or investigation by or concerning the COMPANIES, any of their subsidiaries or affiliates, or any other officer, director, employee or agent, including SIGMAN. SIGMAN agrees to cooperate and testify, if required, in litigation involving the COMPANIES, as he may be reasonably requested, and IWI will pay SIGMAN a per diem rate equal to the greater of $250 or 20% of his then current weekly salary for each day, or part thereof, he spends in connection with such litigation. In addition, IWI will reimburse SIGMAN for his reasonable out-of-pocket and travel expenses, including economy class air fare and lodging. SIGMAN acknowledges that the per diem rate will not apply to those days he may be required to appear at trial if he remains an individual named defendant in the presently pending litigation.

                                     3 of 9

5. Health Insurance. IWI shall provide SIGMAN with continued health and dental insurance for family coverage at no cost to SIGMAN through August 31, 1998, or until such time as SIGMAN shall be covered by another such policy, whichever is first to occur. In addition, IWI shall make continued health and dental insurance available to SIGMAN under COBRA after August 31, 1998, should SIGMAN not be covered by another policy at that time.

6. Waiver of Claims. SIGMAN and the COMPANIES agree that they each have certain know monetary claims against each other. The parties agree that as a result of this Agreement, all such claims are hereby waived and released, including claims by SIGMAN for accrued vacation pay due him at the execution of this Agreement.

7. Companies To Provide References And Refrain From Disparaging Remarks.The COMPANIES agree that they will provide SIGMAN with favorable references should they be asked to do so and they further agree the neither they nor any of their directors, officers, employees or agents will disparage SIGMAN or any of his services to the COMPANIES at any time or in any manner whatsoever. SIGMAN agrees that he will not disparage the COMPANIES or their employees. Should any party to this Agreement or any of their directors, officers, employees or agents breach this obligation, the non-breaching party may commence appropriate litigations to recover damages, actual and punitive, caused by any and all such remarks or comments, in the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of Illinois, which ever is appropriate, and the parties agree that they will not contest such court's jurisdiction and by execution of this Agreement do consent to said jurisdiction.

                                     4 of 9

8. Release of Companies. SIGMAN, individually, and on behalf of his heirs, assignees and legal representatives, hereby releases and forever discharges the COMPANIES and their directors, officers, employees, and agents, past, present and future, and their respective successors and assignees (hereinafter collectively referred to as the "Releases"), from any and all known or unknown actions, causes of action, claims, damages, suits, obligations, agreements, attorney's fees or any other liabilities of any kind whatsoever which have or could be asserted against the Releases arising out of or related to his employment with and/or separation from employment with the COMPANIES and/or any of the other Releases and/or any other occurrence up to and including the date of this Agreement, including all claims of discrimination of any kind under state, federal or local law, including but not limited to claims of age discrimination under the AGE DISCRIMINATION IN EMPLOYMENT ACT of 1967, as amended, but excluding any claims which by law SIGMAN cannot waive.

                                     5 of 9

9. Release of SIGMAN. The COMPANIES hereby irrevocably waive, release and discharge SIGMAN from any and all actions, causes of action, claims, damages, suits, obligations, agreements, attorney's fees or other liabilities, known or unknown, pending or threatened, which the COMPANIES now have, own, or hold, or claim to have, own, or hold, or which the COMPANIES at any time heretofore had, owned, or held, or claimed to have had, owned, or held, as of the date of this Agreement.

10. Right To Consult Attorney.SIGMAN acknowledges that he has been give twenty-two (22) days to consider this Agreement thoroughly, that he has been encouraged to consult with his personal attorneys before signing the Agreement, and that he did so consult with his personal attorney before he signed the Agreement.

11. Right of Revocation. SIGMAN understands that he may revoke this Agreement within seven (7) days after its signing, that any revocation must be made in writing and submitted within such seven-day period to the President of IMPERIAL WORLD, INC., and that if he does so revoke this Agreement, he will be required to reimburse the COMPANIES the funds advanced to him under the provisions of paragraph 2 above.

                                     6 of 9

12. Acknowledgment Of Release.SIGMAN AND THE COMPANIES AGREE AND UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

13. Severability. The parties hereto acknowledge and agree that if any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Agreement shall remain in full force and effect.

14. Governing Law. This Agreement shall be governed by the law of the State of Illinois.

15. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

                  To the COMPANIES:
                  IWI Holding Limited
                  1010 Executive Court
                  Westmont, Illinois 60559

                  with a copy to:

                  Andrew J. Boling, Esq.
                  Baker & McKenzie
                  One Prudential Plaza
                  130 East Randolph Drive
                  Chicago, Illinois 60601

                  To SIGMAN:

                  Mr. Richard W. Sigman
                  15050 Normandy Woods Lane
                  Winfield, Illinois 60190

                  with a copy to:

                  Alan L. Fulkerson, Esq.
                  Riordan & Larson
                  208 S. LaSalle St., Suite 650
                  Chicago, Illinois 60604

                                     7 of 9

16. Entire Agreement. This Agreement represents the complete and entire agreement between SIGMAN and the COMPANIES, and there are no conflicting, additional, or supplementary oral terms or conditions between the parties with respect thereto. Further, this Agreement supersedes all prior agreements, oral or written, including, but not limited to SIGMAN's employment agreements with Imperial World and Rhine Holdings. This Agreement may be amended at any time by mutual written agreement signed by the parties.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF SIGMAN, the COMPANIES have caused this Agreement to be executed as of the day and year first above written.

                                            /s/  Richard W. Sigman
                                           ------------------------------
                                             RICHARD W. SIGMAN



                                           IMPERIAL WORLD, INC.


                                           By:/s/ Bruce Anderson
                                              ------------------------
                                           Its President & CEO
                                              ------------------------
                                     8 of 9

                                           IWI HOLDING LIMITED


                                           By: /s/  Bruce Anderson
                                              -------------------------
                                           Its President & CEO
                                              -------------------------


                                           RHINE HOLDINGS LIMITED

                                           By: /s/
                                              -------------------------
                                           Its
                                              -------------------------

                                           RHINE JEWELLERY LIMITED


                                           By: /s/
                                              ------------------------
                                           Its
                                              ------------------------
                                     9 of 9